As filed with the Securities and Exchange Commission on November 12, 2015
File No. 000-51255

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A
AMENDMENT NO. 5

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

EZTD INC.
(Exact name of registrant as specified in its charter)

Delaware	98-0374121
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 YehezkelKoifman Street,
Tel-Aviv, Israel 68012
(972)-73-705-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shimon Citron, Chief Executive Officer
6 YehezkelKoifman Street,
Tel-Aviv, Israel 68012
(972)-73-705-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Oded Har-Even, Esq.
Howard E. Berkenblit, Esq.
Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
1633 Broadway
New York, New York 10019
212-660-5002

Securities to be registered pursuant to Section 12(b) of the Act:None

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

The purpose of this Amendment No. 5 to the registrant’s Registration Statement on Form 10 (File No. 000-51255) (the “Form 10”), is solely to revise Item 15(b) of the Form 10 to correct the reference to Exhibit 10.14 and tofile Exhibit 10.14 to the Form 10, the Form of Convertible Loan Agreement dated December 5, 2014, by and among EZTD Inc. (the “Company”) and certain Company shareholders.

Except as described in this Explanatory Note, no other changes have been made to the Form 10. This Amendment No. 5 to the Form 10 speaks only as of the original filing date of the Form 10, which has not been updated, amended or supplemented to give effect to any subsequent events since Amendment No. 4 to the Form 10 was filed with the Securities and Exchange Commission on October 29, 2015.  This Amendment No. 5 should be read in conjunction with the Form 10 as previously amended.

Item 15.Financial Statements and Exhibits.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

3.1
Composite copy of the Company’s Articles of Incorporation as amended on July 14, 2014 (incorporated by reference to Exhibit 3.1 to our Form 10 (File No. 000-51255) filed with the Securities and Exchange Commission on September 15, 2014).

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to our Form SB-2 (File No. 333-91356) filed with the Securities and Exchange Commission on June 27, 2002).
3.3	Certificate of Conversion of the Company from a Non-Delaware Corporation to a Delaware Corporation as of June 3, 2015.

4.1
Common Stock Purchase Warrant dated March 6, 2008 issued by the Company to Shimon Citron (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K (File No. 000-51255) filed with the Securities and Exchange Commission on March 14, 2008).

4.2
Form of Common Stock Purchase Warrant dated November 8, 2012 (incorporated by reference to Exhibit 4.7 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2013).

4.3
Form of Common Stock Purchase Warrant dated June 12, 2013, issued by the Company to Ricx Investments Ltd. (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2013).

4.4
Form of Common Stock Purchase Warrant dated December 10, 2013, issued by the Company to certain investors (incorporated by reference to Exhibit 4.4 to our Form 10 (File No. 000-51255) filed with the Securities and Exchange Commission on September 15, 2014).

4.5
Form of Common Stock Purchase Warrant dated May 2014, issued by the Company to certain investors (incorporated by reference to Exhibit 4.5 to our Form 10 (File No. 000-51255) filed with the Securities and Exchange Commission on September 15, 2014).

4.6
Form of Common Stock Purchase Warrant dated April March and June, 2015, issued by the Company to certain investors (incorporated by reference to Exhibit 4.6 to our Form 10 (File No. 000-51255) filedwith the Securities and Exchange Commission on July 2, 2015).

4.7
Form of Common Stock Purchase Warrant dated April March and July 28, 2015, issued by the Company to an investor. (incorporated by reference to Exhibit 4.7 to our Form 10/A (File No. 000-51255) filed with the Securities and Exchange Commission on August 17, 2015).

10.1	2004 Global Share Option Plan (incorporated by reference to Exhibit 10.1 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2013).

10.2
Sample Agreement under the Company’s 2004 Global Share Option Plan (incorporated by reference to Exhibit 10.25 to our Annual Report on Form 10K-SB (File No. 000-51255) filed with the Securities and Exchange Commission on April 11, 2006).

10.3
Consulting Agreement, dated September 23, 2008, between the Company and Citron Investments Ltd. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-51255) filed with the Securities and Exchange Commission on September 25, 2008).

10.4
Addendum dated December 9, 2010, to Consulting Agreement, dated September 23, 2008, between the Company and Citron Investments Ltd. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2010).

10.5
Addendum dated November 1, 2013, to Consulting Agreement, dated September 23,2008, between the Company and Citron Investments Ltd. (incorporated by reference to Exhibit 3.1 to our Form 10 (File No. 000-51255) filed with the Securities and Exchange Commission on September 15, 2014).

10.6
Employment Agreement, dated October 31, 2013, between the Company and Shimon Citron (incorporated by reference to Exhibit 10.6 to our Form 10 (File No. 000-51255) filed with the Securities and Exchange Commission on September 15, 2014).

10.7
Employment Agreement, dated August13, 2015, between the Company and Itai Loewenstein. (incorporated by reference to Exhibit 10.7 to our Form 10/A (File No. 000-51255) filed with the Securities and Exchange Commission on August 17, 2015).

10.8
Employment Agreement, dated August2, 2015, between the Company and Michael Ekstein. (incorporated by reference to Exhibit 10.8 to our Form 10/A (File No. 000-51255) filed with the Securities and Exchange Commission on August 17, 2015).

10.9
Securities Purchase Agreement, dated June 12, 2013, between Ricx Investments Ltd. and the registrant (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2013).

10.10
Finance Agreement dated May 12, 2013, by and among the Company, Win Global Markets (Israel) Ltd. and Activa Red Green Ltd. (incorporated by reference to Exhibit 10.8 to our Form 10 (File No. 000-51255) filed with the Securities and Exchange Commission on September 15, 2014).

10.11
Convertible Loan Agreement dated October 29, 2013, by and among the Company and certain Company shareholders (incorporated by reference to Exhibit 10.11 to our Form 10/A (File No. 000-51255) filed with the Securities and Exchange Commission on October 7, 2015).

10.12
Form of Securities Purchase Agreement dated December 10, 2013, by and among the Company and certain Company shareholders (incorporated by reference to Exhibit 10.10 to our Form 10 (File No. 000-51255) filed with the Securities and Exchange Commission on September 15, 2014).

10.13
Convertible Loan Agreement dated February 2014, by and among the Company and certain Company shareholders (incorporated by reference to Exhibit 10.13 to our Form 10/A (File No. 000-51255) filed with the Securities and Exchange Commission on October 7, 2015).

10.14*	Form of Convertible Loan Agreement dated December 5, 2014, by and among the Company and certain Company shareholders.
10.15
Convertible Loan Agreement dated July 28, 2015, by and between the Company and AFTH S.C.Sp. (incorporated by reference to Exhibit 10.14 to our Form 10/A (File No. 000-51255) filed with the Securities and Exchange Commission on August 17, 2015).

10.16
Form of Share Purchase Agreement dated May and June, 2014, by and among the Company and certain Company shareholders (incorporated by reference to Exhibit 10.12 to our Form 10 (File No. 000-51255) filed with the Securities and Exchange Commission on September 15, 2014).

10.17
Schedule of Omitted Documents to the form of Convertible Loans Agreement dated October 29, 2013, by and among the Company and Company’s shareholders (incorporated by reference to Exhibit 10.13 to our Form 10/A (File No. 000-51255) filed with the Securities and Exchange Commission on October 30, 2014).

10.18
Schedule of Omitted Documents to the form of Securities Purchase Agreement dated December 10, 2013, by and among the Company and Company’s shareholders (incorporated by reference to Exhibit 10.14 to our Form 10/A (File No. 000-51255) filed with the Securities and Exchange Commission on October 30, 2014).

10.19
Schedule of Omitted Documents to the form of Convertible Loans Agreement dated February 2014, by and among the Company and Company’s shareholders (incorporated by reference to Exhibit 10.15 to our Form 10/A (File No. 000-51255) filed with the Securities and Exchange Commission on October 30, 2014).

10.20
Schedule of Omitted Documents to the form of Share Purchase Agreement dated May and June, 2014, by and among the Company and Company’s shareholders (incorporated by reference to Exhibit 10.15 to our Form 10/A (File No. 000-51255) filed with the Securities and Exchange Commission on October 30, 2014).

10.21
Schedule of Omitted Documents to the form of Convertible Loans Agreement dated December 5, 2014, by and among the Company and Company’s shareholders (incorporated by reference to Exhibit 10.18 to our Form 10 (File No. 000-51255) filed with the Securities and Exchange Commission on July 2, 2015).

16.1	BDO resignation letter dated November 17, 2014 (incorporated by reference to Exhibit 4.6 to our Form 10 (File No. 000-51255) filed with the Securities and Exchange Commission on July 2, 2015).
21.1	List of subsidiaries (incorporated by reference to Exhibit 21.1 to our Form 10 (File No. 000-51255) filed with the Securities and Exchange Commission on September 15, 2014).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EZTD INC.

By:	/s/ Shimon Citron
Name: Shimon Citron
Title: Chief Executive Officer

Date: November 12, 2015